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                       CONSENT OF INDEPENDENT ACCOUNTANT

     I consent to the incorporation of my report dated June 14, 1996 on my audit of the balance sheet of Sinper Corporation (a Florida corporation) as of April 30, 1996 and the related statements of income and retained earnings and cash flows for the year then ended, which is included in this Current Report on Form 8-K/A and into the Company's previously filed Registration Statements on Forms S-8, File Nos. 33-89382, 33-87882, 33-87776, 33-32340, 333-2340, 333-06303 and
333-16963.


                                                     /s/ Gustavo E. Casado
                                                     --------------------------
                                                     Gustavo E. Casado,
                                                     Certified Public Accountant



Miami, Florida
January 13, 1996